Exhibit 99.1

Onconova Announces Ten Presentations at the 2014 ASH Annual Meeting

—Phase 3 ONTIME Trial Data Selected for Oral Presentation—

—Data from Phase 1/2 Trial of Oral Rigosertib and Azacitidine Combination Highlighted—

NEWTOWN, PA, November 6, 2014 — Onconova Therapeutics, Inc. (NASDAQ: ONTX), a clinical-stage biopharmaceutical company focused on discovering and developing novel products to treat cancer, today announced that ten abstracts were selected for presentation at the 56th American Society of Hematology (ASH) Annual Meeting in San Francisco, California, December 6-9, 2014.  The key presentations include, the first detailed description of Phase 3 results from the ONTIME study of IV rigosertib in higher risk MDS, safety and efficacy data from the Phase 1 combination trial of oral rigosertib and azacitidine in MDS and AML, as well as studies with oral rigosertib in lower risk MDS.

Phase 3 ONTIME Trial Presentations:

Abstract #163

Overall Survival and Subgroup Analysis from a Randomized Phase III Study of Intravenous Rigosertib Versus Best Supportive Care (BSC) in Patients (pts) with Higher-risk Myelodysplastic Syndrome (HR-MDS) After Failure of Hypomethylating Agents (HMAs)

Date: Sunday, December 7, 2014

Presentation Time: 4:30 PM

Session: 637. Myelodysplastic Syndromes — Clinical Studies: Clinical Studies and Disease Characterization

Location: San Francisco Marriott Marquis, Yerba Buena Ballroom Salon 7

Presenter: Guillermo Garcia-Manero, MD, MD Anderson Cancer Center, Houston, TX

Abstract #3258

Mutational Profile and Karyotypic Abnormalities of a Cohort of Clinical Trial Patients with Higher-risk Myelodysplastic Syndromes (MDS) Following Failure of Hypomethylating Agents (HMAs): Impact on Response to Rigosertib Therapy

Date: Sunday, December 7, 2014

Time: 6:00 PM - 8:00 PM

Session: 637. Myelodysplastic Syndromes — Clinical Studies: Poster II

Location: Moscone Center, West Building, Level 1

Presenter: Ghulam J. Mufti, MD, Department of Haematological Medicine, King’s College London, London, United Kingdom

Abstract #3259

Relationship of Bone Marrow Blast (BMBL) Response to Overall Survival (OS) in Patients with Higher-risk Myelodysplastic Syndrome (HR-MDS) Treated with Rigosertib After Failure of Hypomethylating Agents (HMAs)

Date: Sunday, December 7, 2014

Time: 6:00 PM - 8:00 PM

Session: 637. Myelodysplastic Syndromes — Clinical Studies: Poster II

Location: Moscone Center, West Building, Level 1

Presenter: Lewis R. Silverman, MD, Division of Hematology/Oncology, Icahn School of Medicine at Mount Sinai, New York, NY

Oral Rigosertib/Azacitidine Combination Trial Presentation:

Abstract #3252

A Phase I/II Study of the Combination of Oral Rigosertib and Azacitidine in Patients with Myelodysplastic Syndrome (MDS) or Acute Myeloid Leukemia (AML)

Date: Sunday, December 7, 2014

Time: 6:00 PM - 8:00 PM

Session: 637. Myelodysplastic Syndromes — Clinical Studies: Poster II

Location: Moscone Center, West Building, Level 1

Presenter: Shyamala C. Navada, MD, Division of Hematology/Oncology, Icahn School of Medicine at Mount Sinai, New York, NY

Lower Risk MDS with Rigosertib Presentation:

Abstract #3243

An in Vitro Platform to Dissect Drug Responsiveness in Refractory Anemia with Ringed Sideroblasts (RARS)

Date: Sunday, December 7, 2014

Time: 6:00 PM - 8:00 PM

Session: 636. Myelodysplastic Syndromes — Basic and Translational Studies: Poster II

Location: Moscone Center, West Building, Level 1

Presenter: Siddhartha Mukherjee, MD, PhD, Department of Medicine, Division of Oncology, Columbia University Medical Center, New York, NY

MDS Epidemiology and Health Economics Presentations:

Abstract #1287

Incidence and Treatment of Myelodysplastic Syndrome in the US: Treatment Approaches, Optimization of Care and the Need for Additional Therapeutic Agents

Date: Saturday, December 6, 2014

Time: 5:30 PM - 7:30 PM

Session: 902. Health Services and Outcomes Research — Malignant Diseases: Poster I

Location: Moscone Center, North Building, Hall E

Presenter: Erin P. Demakos, RN, Division of Hematology/Oncology, Icahn School of Medicine at Mount Sinai, New York, NY

Abstract #1928

Cost Effectiveness of Treatments after Failure of a First-Line Hypomethylating Agent in Myelodysplastic Syndromes (MDS)

Date: Saturday, December 6, 2014
Time: 5:30 PM - 7:30 PM

Session: 637. Myelodysplastic Syndromes — Clinical Studies: Poster I

Location: Moscone Center, West Building, Level 1

Presenter:  Christopher R. Cogle, MD, University of Florida, Gainesville, FL

Abstract #2598

Treatment Patterns Among Patients with Myelodysplastic Syndromes: Observations of 1st-Line Therapy, Discontinuation and the Need of Additional Therapies

Date: Sunday, December 7, 2014

Time: 6:00 PM - 8:00 PM

Session: 902. Health Services and Outcomes Research — Malignant Diseases: Poster II

Location: Moscone Center, North Building, Hall E

Presenter: Sudipto Mukherjee, MD, MPH, Cleveland Clinic Foundation, Cleveland, OH

Abstract #2627

Healthcare Resource Utilization and Costs Among Patients with Myelodysplastic Syndrome Who Failed 1st-Line Therapy

Date: Sunday, December 7, 2014

Time: 6:00 PM - 8:00 PM

Session: 902. Health Services and Outcomes Research — Malignant Diseases: Poster II

Location: Moscone Center, North Building, Hall E

Presenter: Christopher R. Cogle, MD, University of Florida, Gainesville, FL

Nonclinical Stage Onconova Pipeline Compound Presentation:

Abstract #3445

Weighted Gene Co-Expression Network Analysis (WGCNA) Identifies Highly Proliferative Myeloma Subgroup Responsive to CDK4/ARK5 Inhibition

Date: Sunday, December 7, 2014

Time: 6:00 PM - 8:00 PM

Session: 652. Myeloma: Pathophysiology and Pre-Clinical Studies, Excluding Therapy: Poster II

Location: Moscone Center, West Building, Level 1

Presenter: Deepak Perumal, PhD, Hematology and Medical Oncology, Icahn School of Medicine at Mount Sinai, New York, NY

About Onconova Therapeutics, Inc.

Onconova Therapeutics is a clinical-stage biopharmaceutical company focused on discovering and developing novel products to treat cancer. Onconova’s clinical and pre-clinical stage drug development candidates are derived from its extensive chemical library and are designed to work against specific cellular pathways that are important in cancer cells, while causing minimal damage to normal cells. In addition to rigosertib, the Company’s most advanced product candidate, two other candidates are clinical stage, and several candidates are in pre-clinical stages.  For more information, please visit http://www.onconova.com.

About Rigosertib

Rigosertib is a small molecule that inhibits cellular signaling by acting as a Ras mimetic. This is believed to be mediated by direct binding of rigosertib to the Ras-binding domain (RBD) found in many Ras effector proteins, including the Raf kinases and PI3K. The initial therapeutic focus for rigosertib is myelodysplastic syndromes (MDS), a group of bone marrow disorders characterized by ineffective hematopoiesis that often develop into acute myeloid leukemia (AML). Clinical trials with intravenous (IV) and oral formulations of rigosertib are being conducted at leading institutions in the U.S. and abroad. To date, more than 500 MDS patients have been enrolled in clinical trials with rigosertib. Rigosertib is covered under composition of matter patents issued worldwide. Orphan designation has been granted for rigosertib in MDS in the U.S., Europe and Japan.

Contact:

Onconova Therapeutics

Benjamin Hoffman, 267-759-3036

bhoffman@onconova.us

or

Media:

MacDougall Biomedical Communications

Chris Erdman, 781-235-3060

chris@macbiocom.com